UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2010
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Carson Street, Ste # 4 Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

949-335-5159
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective on June 3, 2010 (the “Effective Date”), Denarii Resources Inc., a Nevada corporation (the “Company”), entered into a corporate acquisition agreement (the “Acquisition Agreement”) with  Touchstone Precious Metals Inc. and Touchstone Ventures Ltd. (“Touchstone”). In accordance with the terms and provisions of the Acquisition Agreement, the Company was to have acquired an eighty percent (80%) interest in Touchstone (the “Touchstone Interest”) represented by acquisition by the Company of shares of common stock of Touchstone. The Company was to earns its Touchstone Interest as it funds an approved work program of approximately $400,000, which funds were to be monitored and disbursed by a committee represented by three persons (the “Committee”). In further accordance with the terms and provisions of the Acquisition Agreement, the Company had thirty days from the Effective Date to fund $75,000 of the work program and sixty days from the Effective Date to place the balance of the $400,000 into the escrow account of Touchstone.

Upon completion of its due diligence, the Company has determined that it is in the best interests of the Company and its shareholders to rescind the Acquisition Agreement and to not further the acquisition of the Touchstone Interest.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: October 29, 2010	By:	/s/ Dr. Stewart Jackson
Name: Dr. Stewart Jackson Title: President/Chief Executive Office

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